EXHIBIT 23(a)

                          Independent Auditors' Consent

The Board of Directors
Ronson Corporation:

We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8, S-2, S-8 and
S-2, respectively, of Ronson Corporation of our report, dated February 25, 2004, relating to the consolidated balance sheets, statements of earnings, changes in stockholders' equity and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Ronson Corporation.

DEMETRIUS & COMPANY

Wayne, New Jersey
March 30, 2004


                                       74